UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2010

TESSCO Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-24746	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 28, 2010, TESSCO Technologies Incorporated (the “Company”) and its primary operating subsidiaries, as borrowers, executed and delivered a Fourth Modification Agreement (the “Fourth Amendment”), with SunTrust Bank and Wachovia Bank, National Association, amending the Credit Agreement for the Company’s existing unsecured revolving credit facility.

Pursuant to Fourth Amendment, the amount of dividend payments allowed to be made by the Company under the Credit Facility was increased from $2.5 million to $5.0 million in any 12 month period, assuming continued compliance by the Company with the otherwise applicable terms of the Credit Agreement.

Pursuant to the relevant documents, the financial covenants included in the Credit Agreement for the unsecured revolving credit facility are also applicable to the Company’s existing Term Loan with the same lenders. Accordingly, the Fourth Modification Agreement also has the effect of amending the financial covenants applicable to the Term Loan.

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 28, 2010, the Company issued a press release which contained, among other things, an announcement of the Company’s financial results for the fourth quarter of fiscal 2010 and the fiscal year ended March 28, 2010.  A copy of the Press Release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 2.02, including the information in Exhibit 99.1 attached hereto pertaining to this Item 2.02, is furnished solely pursuant to Item 2.02 of this Form 8-K.  Consequently, pursuant to this Item 2.02, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section.  It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or Securities Act of 1933 if such subsequent filing specifically references this Item 2.02 of this Form 8-K.

ITEM 8.01. OTHER EVENTS.

The Company announced in its press release issued on April 28, 2010, that its Board of Directors had approved a three-for-two stock split in the form of a stock dividend.  To effect the split, each holder of the Company’s Common Stock, par value $0.01 per share, as of the close of business on May 12, 2010, will receive on May 26, 2010, a stock dividend of one additional share of Common Stock for every two outstanding shares held.

The Company also announced in its press release issued on April 28, 2010, that its Board of Directors had declared a cash dividend of $0.15 per pre-split share of Common Stock (equivalent to $0.10 per post-split share), payable on June 2, 2010, to holders of record on May 19, 2010.  This represents a $0.05 per pre-split share increase in the Company’s cash dividend, as compared to recent previous dividends.  Any future declaration of dividends remains subject to further determination from time to time by the Board of Directors.

Notwithstanding reference to it in this Item 8.01, the aforesaid press release it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Financial Statements of Businesses Acquired.

None.

(b)     Pro Forma Financial Information.

None.

(d)     Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 28, 2010

Information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Numerous important factors, including those factors identified in the TESSCO Technologies Incorporated Annual Report on Form 10-K and other of the Company’s filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in this Current Report on Form 8-K could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ David M. Young
David M. Young
Senior Vice President and Chief Financial Officer

Dated: April 28,2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated April 28, 2010

E-1